EXHIBIT 10.10

                               RESELLER AGREEMENT






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                                  Page 1 of 12



                                [GRAPHIC OMITTED]

                               RESELLER AGREEMENT


         THIS TITANIUM TECHNOLOGY RESELLER AGREEMENT ("Agreement"), is entered into as of the EFFECTIVE DATE set forth below by and between Titanium Technology Limited, a Hong Kong Limited Company ("TITANIUM"), having its principal place of business 6/F., Tianjin Building, 167 Connaught Road West, Hong Kong SAR and the RESELLER identified below.

         This Agreement consists of the following Term Sheet, the Standard Terms and Conditions and the Exhibits attached hereto.


                                   TERM SHEET

1.   EFFECTIVE DATE:
                        --------------------------------------------------------

2.   RESELLER:
                        --------------------------------------------------------

     Street Address:
                        --------------------------------------------------------

                        --------------------------------------------------------
     Company URL:
                        --------------------------------------------------------
     Telephone:                                Facsimile:
                        --------------------              ----------------------

3.   CONTACT PERSON:
                        --------------------------------------------------------

     Title:
                        --------------------------------------------------------
     Contact Person's
     Telephone:
                        --------------------------------------------------------
     Contact Person's
     E-mail address:
                        --------------------------------------------------------

4.   START DATE OF
     AGREEMENT:

                        --------------------------------------------------------

5.   END DATE OF
     AGREEMENT:
                        --------------------------------------------------------

6.   TERRITORY:
                        --------------------------------------------------------

7.   INITIAL ORDER      $
     VALUE:
                        --------------------------------------------------------

8.   MINIMUM ANNUAL     $
     COMMITMENT:
                        --------------------------------------------------------




Rev 06012003                              TITANIUM _______  RESELLER _______
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                                  Page 2 of 12


9.   PRODUCT SCHEDULE
     AND DISCOUNT:
                        --------------------------------------------------------

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


TITANIUM TECHNOLOGY LIMITED                 RESELLER


By:                                         By:
   ---------------------------------           ---------------------------------

Name:                                       Name:
     -------------------------------             -------------------------------

Title:                                      Title:
      ------------------------------              ------------------------------

Date:                                       Date:
     -------------------------------             -------------------------------




















Rev 06012003                              TITANIUM _______  RESELLER _______
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                                  Page 3 of 12


STANDARD TERMS AND CONDITIONS


1.       DEFINITIONS

Capitalized terms used and not otherwise defined in this Agreement or the Schedules hereto shall have the meanings shown below:

1.1      "Intellectual  Property"  means all of the following  owned by a party:
(i) trademarks and service marks (registered and unregistered) and trade names, and goodwill associated therewith; (ii) patents, patentable inventions, computer programs, and software; (iii) databases; (iv) trade secrets and the right to limit the use or disclosure thereof; (v) copyrights in all works, including software programs; and (vi) domain names. The rights owned by a party in its Intellectual Property shall be defined, collectively, as "Intellectual Property Rights."

1.2 "Product(s)" shall mean those TITANIUM products that have been explicitly included in this agreement and specified on the term sheet. TITANIUM shall have the right to withdraw any Product(s) from this Agreement upon fifteen
(15) days advance written notice.

1.3 "Discount" shall mean the discount applicable to Unit Price for a product as specified in the then current Reseller Price List. The now current Reseller Price List is attached to this Agreement as Exhibit A. All Reseller Price Lists are incorporated in this Agreement by this reference.

1.4 "Reseller" means retail dealers only, that is companies which sell only to end-users. The term "Reseller" does not include companies which sell to distributors or purchase products for their own use.

1.5 "Territory" shall mean the distribution territory set forth on the Term Sheet attached hereto.

1.6      "Trademarks"   shall  mean  TITANIUM's   registered  and   unregistered
trademarks, trade names and other commercial symbols.


2.       APPOINTMENT AS RESELLER

2.1 APPOINTMENT. Subject to the terms and conditions of this Agreement, TITANIUM hereby appoints RESELLER as a non-exclusive reseller for the Territory under the TITANIUM Program (the "Program"). In connection with such appointment, to the extent permitted by the laws of the Territory, TITANIUM grants RESELLER a non-exclusive and non-transferable right to promote, market and solicit orders in the Territory from Resellers for the Products and services described in the Term Sheet.

2.2 AUTHORIZATION. RESELLER may represent itself as a participant in the Program and as a reseller for the Products. RESELLER shall not represent that it is otherwise affiliated with TITANIUM. RESELLER is authorized to represent to Resellers only such facts about TITANIUM and the Products as TITANIUM posts on its Web site or as are contained in other published advertising and promotional materials.

2.3 INDEPENDENT CONTRACTORS. The relationship of TITANIUM and RESELLER is that of independent contractors. Neither RESELLER nor RESELLER's employees, consultants, contractors or agents are agents, employees, partners or joint venturers of TITANIUM, nor do they have any authority to bind TITANIUM by contract or otherwise to any obligation. They will not represent to the contrary, either expressly, implicitly, by appearance or otherwise.


Rev 06012003                              TITANIUM _______  RESELLER _______
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                                  Page 4 of 12


3.       MARKETING TITANIUM PRODUCTS

3.1 RESELLER EFFORTS. During the term of this Agreement, RESELLER shall use its best efforts to market and promote the Products to End-Users in the Territory. Without limiting the generality of the foregoing, RESELLER shall undertake the specific marketing activities for each Product, which are set forth in the Term Sheet.

3.2 COMPETITIVE PRODUCTS. In consideration of the appointment as reseller extended in this agreement, the RESELLER agrees to the fullest extent permitted by the laws of the Territory, that it will not handle or promote the sale of any other product line which is competitive with the Products of TITANIUM. TITANIUM will be the sole judge of whether any product is competitive with its own Products.

3.3      PRODUCT RESALE.  RESELLER shall resell the Products only to End-Users.

3.4 MARKET AREA. TITANIUM shall be the sole and final arbiter of any question whether a specific Reseller is within the Territory.

3.5 INITIAL ORDER. On the effective date of this Agreement, RESELLER shall place an irrevocable order with TITANIUM for products with a net order value after discount of at least the amount specified in the term sheet.

3.6 MINIMUM ANNUAL COMMITMENT. During each year of this Agreement, RESELLER shall accrue and timely pay to TITANIUM the net prices for the Products licensed, sold or otherwise distributed under this Agreement RESELLER agrees to a volume commitment for each year of this Agreement in the amount set forth in the Term Sheet. Progress towards the annual commitment will be monitored quarterly and failure to achieve this phased commitment will be taken into account by TITANIUM when deciding about the renewal or termination of this agreement.

3.7 RESELLER PERSONNEL. RESELLER will train and maintain a sufficient number of capable technical and sales personnel, minimum of one full-time employee, having the knowledge and training necessary to: (i) inform potential End Users properly concerning the features and capabilities of the Products and, if necessary, competitive products; (ii) service and support the Products in accordance with RESELLER's obligations under this Agreement; and (iii) otherwise carry out the obligations and responsibilities of RESELLER under this agreement.

3.8 TECHNICAL EXPERTISE. RESELLER warrants that its staff will be conversant with the technology contained in the Products and similar technologies in general, and will develop sufficient knowledge of the industry and products competitive with the Products (including specifications, features and benefits) so as to be able to explain in detail to its End Users the differences between the Products and competitive products.

3.9 RESELLER COVENANTS. RESELLER will: (i) conduct business in a manner that reflects favorable at all times on the Products and the good name, good will and reputation of TITANIUM; (ii) avoid deceptive, misleading or unethical practices that are or might be detrimental to TITANIUM, the Products and services or the public; (iii) make no false or misleading representations with regard to TITANIUM, or the Products; (iv) not publish or employ, or cooperate in the publication or employment of, any misleading or deceptive advertising material with regard to TITANIUM or the Products; and (v) make no representation, warranties or guarantees to potential Resellers or End Users or to the trade with respect to the specifications, features or capabilities of the Products that are inconsistent with the literature distributed by TITANIUM.

3.10 COSTS AND EXPENSES. Except as expressly provided herein or agreed to in writing by TITANIUM and RESELLER, RESELLER will pay all costs and expenses incurred in the performance of RESELLER's obligations under this Agreement.

3.11 MARKETING ACTIVITIES. RESELLER shall develop and execute a marketing plan sufficient to fulfill its obligations under this Agreement. To the extent TITANIUM offers RESELLER the opportunity to do so, RESELLER agrees to participate with TITANIUM in joint marketing activities with respect to certain Products.





Rev 06012003                              TITANIUM _______  RESELLER _______
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                                  Page 5 of 12


3.12     COMPLIANCE  WITH  LAWS.   RESELLER  will  comply  with  all  applicable
international, national, state, regional and local laws and regulations in performing its duties hereunder and in any of its dealings with respect to the Products.

3.13 GOVERNMENTAL APPROVAL. If any approval with respect to this Agreement, or the notification or registration hereof, will be required at any time during the term of this Agreement, with respect to giving legal effect to this Agreement in any jurisdiction in which RESELLER is operating, or with respect to compliance with exchange regulations or other requirements so as to assure the right of remittance from abroad of H.K. Dollars, RESELLER will immediately take whatever steps may be necessary in this respect, and any charges incurred in connection therewith will be for the account of RESELLER. RESELLER will keep TITANIUM currently informed of its efforts in this connection. TITANIUM will be under no obligation to ship any Products or other materials to RESELLER hereunder until RESELLER has provided TITANIUM with satisfactory evidence that such approval, notification or registration is not required or that it has been obtained.


4.       TECHNICAL SUPPORT

4.1 END-USER SUPPORT. RESELLER shall provide all technical support relating to its own products and services, and to the Products as described in the TERM SHEET, directly to its End-Users. RESELLER shall provide TITANIUM with a telephone number for TITANIUM to contact RESELLER directly for RESELLER's support under this Section 4. If TITANIUM receives such an inquiry, TITANIUM shall provide the inquiring party with the telephone number of RESELLER, and RESELLER shall be responsible for providing support to such party.

4.2 RESELLER SUPPORT. TITANIUM shall provide RESELLER with the technical support services for each Product as set forth in the TERM SHEET.


5.       PURCHASE AND PAYMENT TERMS

5.1 FORECASTS, PURCHASE AND SALE. RESELLER shall submit quarterly forecasts of its requirements for Products to TITANIUM at least forty-five (45) days in advance of each calendar quarter. RESELLER will be required to maintain a minimum stock level of two times the monthly forecast of its requirements for Products. TITANIUM agrees to sell to RESELLER those Products order by RESELLER at the prices and under the conditions specified in this Agreement and the applicable Distributor Price List during the term of this Agreement. Product orders will be placed by RESELLER's issuance of a purchase order. The terms and conditions of this Agreement shall supersede the terms and conditions of any purchase order issued by RESELLER. Any additional or conflicting purchase order terms and conditions shall be deemed null and void and shall be of no force or effect.

5.2 PAYMENTS FOR TITANIUM PRODUCTS. RESELLER shall be responsible for invoicing End-Users and collecting invoiced amounts from End-Users for all Products licensed, sold or otherwise distributed on the basis of orders solicited by RESELLER. For the Products licensed, sold or otherwise distributed based upon orders solicited by RESELLER, RESELLER will pay TITANIUM the amounts set forth in the applicable Reseller Price List, (the invoiced amount will be grossed-up to cover any withholding taxes to the applicable jurisdiction or country) in the manner and at the time set forth therein. Such amounts may be set forth as a percentage discount from TITANIUM's prices for the applicable Products. RESELLER's payments shall not be affected by Resellers payments or non- payment for the Products ordered.

5.3 PRICE CHANGES. TITANIUM's prices for the Products as of the date of this Agreement are set forth in the applicable Reseller Price List. TITANIUM reserves the right to change the prices for any TITANIUM Product or any other product or service at any time. Price decreases shall take effect immediately upon announcement. In the event of a price increase, TITANIUM shall provide RESELLER with fifteen (15) days' advance notice. Such changes shall not require RESELLER's approval. RESELLER shall determine its own market prices for the Products and for other products and services it sells, licenses or otherwise distributes or makes available.




Rev 06012003                              TITANIUM _______  RESELLER _______
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                                  Page 6 of 12


5.4 TERMS OF PAYMENT. Amounts due TITANIUM hereunder shall be paid by RESELLER to TITANIUM at the address set forth in paragraph 1 of this Agreement. Payment will be made via prepayment to TITANIUM TECHNOLOGY LIMITED. RESELLER may elect to apply for a line of credit with TITANIUM. The credit limit established by TITANIUM will be based on the credit worthiness of the RESELLER. Acceptance of a line of credit is at the sole discretion of TITANIUM.

5.5      TAXES.  RESELLER shall pay,  indemnify and hold TITANIUM  harmless from
(i) any sales, use, excise, import or export, value-added, or similar tax or duty, and any other tax or duty not based on TITANIUM's income, and (ii) all government permit fees, customs fees and similar fees which TITANIUM may incur with respect to this Agreement. Such taxes, fees and duties paid by RESELLER shall not be considered a part of, a deduction from, or an offset against, payments due to TITANIUM hereunder.


6.       CONFIDENTIALITY

6.1 CONFIDENTIAL INFORMATION. The parties acknowledge that in their performance of their duties hereunder either party may communicate to the other (or its designees) certain confidential and proprietary information, including without limitation information concerning RESELLER's products and services, TITANIUM's products and services, and the know-how, technology, techniques, or business or marketing plans related thereto (collectively, the "Confidential Information") all of which are confidential and proprietary to, and trade secrets of, the disclosing party. Confidential Information does not include information that: (i) is public knowledge at the time of disclosure by the disclosing party; (ii) becomes public knowledge or known to the receiving party after disclosure by the disclosing party other than by breach of the receiving party's obligations under this Section 6 or by breach of a third party's confidentiality obligations; (iii) was known by the receiving party prior to disclosure by the disclosing party other than by breach of a third party's confidentiality obligations; or (iv) is independently developed by the receiving party.

6.2 PROTECTION OF CONFIDENTIAL INFORMATION. As a condition to the receipt of the Confidential Information from the disclosing party, the receiving party shall: (i) not disclose in any manner, directly or indirectly, to any third party any portion of the disclosing party's Confidential Information; (ii) not use the disclosing party's Confidential Information in any fashion except to perform its duties hereunder or with the disclosing party's express prior written consent; (iii) disclose the disclosing party's Confidential Information, in whole or in part, only to employees and agents who need to have access thereto for the receiving party's internal business purposes; (iv) take all necessary steps to ensure that its employees and agents are informed of and comply with the confidentiality restrictions contained in this Agreement; and
(v) take all necessary precautions to protect the confidentiality of the Confidential Information received hereunder and exercise at least the same degree of care in safeguarding the Confidential Information as it would with its own confidential information, and in no event shall apply less than a reasonable standard of care to prevent disclosure. The receiving party shall promptly notify the disclosing party of any unauthorized disclosure or use of the Confidential Information arising under this Agreement. The receiving party shall cooperate and assist the disclosing party in preventing or remedying any such unauthorized use or disclosure.

6.3 INJUNCTIVE RELIEF. Both parties acknowledge that the restrictions contained in this Section 6 are reasonable and necessary to protect their legitimate interests and that any violation of these restrictions will cause irreparable damage to the other party. Each party agrees that damages are not an adequate remedy for any such violation and that the other party will be entitled to injunctive relief against each violation.

7.       TRADEMARK RIGHTS

7.1 LICENSE. TITANIUM grants RESELLER the nonexclusive right and license to use TITANIUM's trademarks during the term of this Agreement solely in conjunction with the marketing, promotion and resale of the Products. TITANIUM grants no rights in the Trademarks or in any other trademark, trade name, service mark, business name or goodwill of TITANIUM except as licensed




Rev 06012003                              TITANIUM _______  RESELLER _______
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                                  Page 7 of 12


hereunder or by separate written agreement of the parties. RESELLER agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity of any Trademark or any other trademark, trade name or product designation belonging to or licensed to TITANIUM (including, without limitation registering or attempting to register any Trademark or any such other trademark, trade name or product designation).

7.2 NO CONFUSING USE. During the term of this Agreement, RESELLER agrees not to use any trademark, trade name or product name confusingly similar to a trademark, trade name or product name of TITANIUM, as expressly licensed in
Section 7.1.

7.3 MARKING REQUIREMENTS. RESELLER agrees to (i) use the appropriate trademark, logo, product descriptor and trademark symbol (either "TM" or "(R)" or local equivalents), (ii) clearly indicate TITANIUM's ownership of the Trademarks whenever the Trademarks are first mentioned in any document, and
(iii) comply with the other usage requirements set forth in TITANIUM's Trademark and Logo Usage Guide provided to RESELLER from time to time.

7.4 NO CONTINUING RIGHTS. Upon expiration or termination of this Agreement, RESELLER will immediately cease all display, advertising and use of all of the Trademarks and will not thereafter use, advertise or display any trademark, trade name or product designation which is, or any part of which is, similar to or confusing with any Trademark or with any trademark, trade name or product designation associated with TITANIUM or any Product.


8.       INTELLECTUAL PROPERTY RIGHTS

8.1 OWNERSHIP. Other than the express licenses granted by this Agreement, TITANIUM grants no right or license to RESELLER by implication, estoppel or otherwise to the Products or any Intellectual Property Rights of TITANIUM. Each party shall retain all ownership rights, title, and interest in and to its own products and services (including in the case of TITANIUM, in the Products) and all intellectual property rights therein, subject only to the rights and licenses specifically granted herein. To the extent that RESELLER translates, or causes to be translated, any of TITANIUM's marketing materials, user manuals or other documentation, RESELLER agrees to assign all copyrights in such translations to TITANIUM at the time of termination or expiration of this Agreement.

8.2 OBTAINING RIGHTS. TITANIUM (and not RESELLER) shall have the sole right, but not the obligation, to pursue copyright, patent and trademark protection, in its sole discretion, for the Products and any Intellectual Property Rights incorporated therein. RESELLER will cooperate with TITANIUM in pursuing such protection, including without limitation executing and delivering to TITANIUM such instruments as may be required to register or perfect TITANIUM's interests in any Intellectual Property Rights and any assignments thereof.

8.3 PURSUIT OF INFRINGERS. RESELLER shall notify TITANIUM of infringements of TITANIUM's Intellectual Property Rights of which RESELLER becomes aware. RESELLER shall reasonably assist TITANIUM, at no cost to RESELLER, in pursuing TITANIUM's legal rights against any such infringers. TITANIUM, at its sole discretion, shall determine whether to pursue any particular case of infringement.

8.4 PROPRIETARY MARKINGS AND COPYRIGHT NOTICES. RESELLER shall not remove or destroy any proprietary, confidentiality, trademark, service mark, or copyright markings or notices placed upon or contained in any materials or documentation received from TITANIUM in connection with this Agreement.

9.       INDEMNITIES

9.1 RESELLER INDEMNITY. RESELLER's indemnity obligations under Section 9.3 shall apply to any claim, suit or proceeding by a third party against TITANIUM and any of its directors, officers, agents, employees, contractors, parent companies, affiliates, and/or subsidiaries (collectively, the "TITANIUM Parties") based on or arising out of (i) the acts or omissions of RESELLER in connection with (A) its performance or failure to perform any other obligations in this Agreement or any agreement with an Reseller or Subscriber, and (B) any other product or service provided by RESELLER to





Rev 06012003                              TITANIUM _______  RESELLER _______

Resellers or Subscribers; and (ii) any unauthorized representation or any misrepresentation of fact to any third party with respect to one or more of the TITANIUM Parties or the TITANIUM Products made by RESELLER or any director, officer, agent, or employee of RESELLER.

9.2 TITANIUM INDEMNITY. TITANIUM's indemnity obligations under Section 9.3 shall apply to any claim, suit or proceeding by a third party against RESELLER and any of its directors, officers, agents, employees, contractors, parent companies, affiliates, and/or subsidiaries (collectively, the "RESELLER Parties") based on or arising out of (i) the acts or omissions of TITANIUM in connection with (A) its performance or failure to perform the obligations in this Agreement, and (B) any Products provided to RESELLER under this agreement;
(ii) any unauthorized representation or any misrepresentation of fact to any third party with respect to one or more of RESELLER Parties made by TITANIUM or any director, officer, agent, or employee of TITANIUM, or (iii) any third party claims of copyright infringement or trade secret misappropriation to the extent such claims arise directly from the TITANIUM proprietary components of the Product.

9.3 NOTICES AND INDEMNITIES. Subject to the limitations set forth herein, each party (the "Indemnifying Party"), at its own expense, shall (a) defend, or at its option settle, any claim, suit, or proceeding against the other party (the "Indemnified Party") for which it has an indemnification obligation under this Agreement and (b) pay any final judgment entered or settlement against the Indemnified Party in any such suit or proceeding defended by the Indemnifying Party. An Indemnifying Party shall not take any action to settle or defend any such claim, suit, or proceeding that would in any manner impose obligations (monetary or otherwise) on an Indemnified Party without the Indemnified Party's written consent. An Indemnified Party shall have the right to participate in the defense of any claim with its own counsel and shall be responsible for all costs associated therewith. An Indemnifying Party shall have the right to control and direct the investigation, preparation, defense, and settlement of the claim, and the Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of such claim at the Indemnifying Party's expense. In addition, an Indemnified Party shall give the Indemnifying Party prompt written notice of any claim, suit, or proceeding for which the Indemnifying Party has an indemnification obligation under this Agreement. In the event such notice is not promptly given, the Indemnifying Party's obligation hereunder shall not include any additional expenses or damages to the extent attributable to such failure or delay of notice.


10.      LIMITED WARRANTY

10.1 LIMITED WARRANTY. TITANIUM warrants to the original purchaser of a Product that the hardware is free from defects in materials and workmanship for a period of twelve (12) months from the date of shipment from TITANIUM to the RESELLER OR one (1) year from the date of purchase from the RESELLER ("the Warranty Period") to the RESELLER'S customer, whichever comes first. Should a Product fail to comply with this Limited Warranty at any time during the Warranty Period, the purchaser's sole and exclusive remedy is for TITANIUM, at its option, to either repair or replace the product as described below, provided that in TITANIUM's sole determination the part or Product has not been abused, misused, repaired or modified. All products will be serviced and returned via ground or sea at no charge to the purchaser. In the event TITANIUM is unable to repair or replace the product within a reasonable period of time, the purchaser's sole and exclusive remedy is to receive reimbursement of the amount the purchaser actually paid for the product.

10.2 RETURNS. All returns under this Limited Warranty require a Return Merchandise Authorization number (RMA #) provided by TITANIUM Customer Service. Products which require Limited Warranty service during the Warranty Period must be delivered to TITANIUM at the address listed below. The RMA # should be prominently displayed on the outside of the shipping container. Replacement parts or complete products will be furnished on an exchange basis only. Replaced parts or products become the property of TITANIUM.


                  Returns Department, TITANIUM TECHNOLOGY LIMITED
                  6/F., Tianjin Building, 167 Connaught Road West, Hong Kong Tel (852) 3427 3177, E-mail: info@titanium-tech.com

10.3 SHIPPING. RESELLER agrees to pay shipping charges to TITANIUM or directly to the carrier, insure the product or assume the risk of loss or damage which may occur in transit, and to use a shipping container equivalent to the original packaging. If any labor, repair or parts replacement is





Rev 06012003                              TITANIUM _______  RESELLER _______
required because of accident, negligence, misuse, theft, vandalism, fire, water or other peril, or because of conditions outside of specifications, including, but not limited to, electric power, temperature, humidity, or dust; or by moving, repair, relocation, or alteration not performed by TITANIUM, or by any other cause other than normal use, this Limited Warranty shall be void and shall not apply.

10.4 DUTY AND SALES TAX. RESELLER agrees to pay any applicable duties sales taxes or similar charges. TITANIUM products are supplied to the RESELLER FOB, Hong Kong.

10.5 APPLICABILITY. This Limited Warranty shall not be applicable to the extent that any provision of this Limited Warranty is prohibited by or contrary to, any international, federal, state or local law or regulation which cannot be preempted. This Limited Warranty gives the purchaser specific legal rights, but the purchaser may have different or additional legal rights, depending on the jurisdiction in which the purchaser is located.


11.      DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

11.1 DISCLAIMER. EXCEPT FOR THE EXPRESS LIMITED WARRANTY PROVIDED IN THIS AGREEMENT, TITANIUM'S PRODUCTS AND SERVICES ARE PROVIDED "AS IS" WITHOUT ANY WARRANTY WHATSOEVER. TITANIUM DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, TO RESELLER AS TO ANY MATTER WHATSOEVER, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY TITANIUM OR ITS EMPLOYEES OR REPRESENTATIVES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF TITANIUM'S OBLIGATIONS.

11.2 LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER THIRD PARTY FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL, RELIANCE, OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TITANIUM PRODUCTS, WHETHER FORESEEABLE OR UNFORESEEABLE, AND WHETHER BASED ON BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT, OR OTHER CAUSE OF ACTION (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF DATA, GOODWILL, PROFITS, INVESTMENTS, USE OF MONEY, OR USE OF FACILITIES; INTERRUPTION IN USE OR AVAILABILITY OF DATA; STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS; OR LABOR CLAIMS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. UNDER NO CIRCUMSTANCES SHALL TITANIUM'S TOTAL LIABILITY TO RESELLER OR ANY THIRD PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE AMOUNT PAID BY RESELLER UNDER THIS AGREEMENT TO A MAXIMUM OF ONE MILLION DOLLARS (HK$1,000,000.00), REGARDLESS OF WHETHER AN ACTION OR CLAIM IS BASED ON WARRANTY, CONTRACT, TORT OR OTHERWISE.


12.      FORCE MAJEURE

In no event shall either party be responsible for delays in delivery or performance when the same are the result of any cause beyond such party's control.

13.      TERM AND TERMINATION

13.1 TERM AND TERMINATION. The term of this Agreement shall commence on the Start Date and, unless earlier terminated pursuant to the terms of this Agreement, will continue until the termination date as set forth in the attached "Term Sheet." Upon mutual agreement, this contract may be extended for a Renewal Period as set forth in an updated "Term Sheet." If RESELLER has met its minimum volume commitment as set forth in paragraph 3.7 of this Agreement the Agreement can be renewed for an additional one 6 six (6) six month period, unless either party notifies the other in writing of its intention not to renew at least fifteen (15) days prior to the end of the term or the applicable renewal term. The parties agree that the Limitation of Liability provision of Section 11.2 shall apply to any





Rev 06012003                              TITANIUM _______  RESELLER _______
termination of this Agreement by either party. RESELLER waives any right it may have to receive any compensation or reparations on termination or expiration of this Agreement or any rights hereunder under the law of any jurisdiction, other than as expressly provided in this Agreement.

13.2     TERMINATION  FOR DEFAULT.  Either party may terminate this Agreement at any time on written notice to the other in the event of a material default by the other party and a failure to cure such default within a period of fifteen
(15) days following receipt of written notice specifying that a default has occurred.

13.3     INSOLVENCY.  Either party may terminate this Agreement at any time upon
(i) the institution of any proceedings by or against the other party seeking relief, reorganization or arrangement under any laws relating to insolvency, which proceedings are not dismissed within sixty (60) days; (ii) the assignment for the benefit of creditors, or the appointment of a receiver, liquidator or trustee, of the other party's property or assets; or (iii) the liquidation, dissolution or winding up of the other party's business.

13.4 EFFECT OF TERMINATION. Upon the expiration or termination of this Agreement, RESELLER shall cease using, marketing, promoting and soliciting orders for the Products. RESELLER will discontinue the use of all Trademarks. Upon the expiration or termination of this Agreement, TITANIUM will provide support to End Users and Subscribers referred by RESELLER. Any expiration or termination shall not discharge any obligation to make payments which have accrued or are owing as of the effective date of such expiration or termination or which accrue after expiration or termination for TITANIUM Products shipped or invoiced upon orders placed before such expiration or termination. Expiration or termination of this Agreement for any reason shall not affect any other TITANIUM Agreements with Resellers or end-users.

13.5 RETURN OF CONFIDENTIAL INFORMATION. Upon expiration or termination of this Agreement for any reason, each party shall return the other party's Confidential Information to it, or, with the prior written consent of the other party, shall destroy the other party's Confidential Information. Each party shall certify to the other in writing within thirty (30) days of expiration or termination that such party has returned or destroyed all of such Confidential Information.

13.6 SURVIVAL OF TERMS. Expiration or termination of this Agreement shall not relieve either party of any obligations that accrue prior to the date of such expiration or termination. The provisions of Sections 3.11, 3.14, 5, 6, 7, 8, 9, 10, 11, 13.1, 13.4, 13.5, 13.6, 14.1, 14.6, 14.8, and 14.9 of these
Standard Terms and Conditions shall survive the expiration or termination of this Agreement for any reason.


14.      MISCELLANEOUS PROVISIONS

14.1 GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region, PRC. (irrespective of its choice of law principles).

14.2 BINDING UPON SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the successors, representatives and assigns of the parties hereto. This Agreement shall not be assignable by RESELLER by operation of law (including as a result of a merger or a transfer of a controlling interest in RESELLER's voting securities) or otherwise without the prior written authorization of TITANIUM, which shall not be unreasonably withheld. Any such purported assignment shall be void and of no effect and shall permit TITANIUM to terminate this Agreement.

14.3 SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable, the remainder of this Agreement shall be interpreted so as best to reasonably effect the intent of the parties hereto. IT IS EXPRESSLY
UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION AND TO BE ENFORCED AS SUCH.





Rev 06012003                              TITANIUM _______  RESELLER _______

14.4 ENTIRE AGREEMENT. This Agreement, and the Exhibits and Distributor Price Lists attached hereto constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings between the parties.

14.5 AMENDMENT AND WAIVERS. Except as otherwise expressly provided in this Agreement, any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived, only by a writing signed by the party to be bound.

14.6 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

14.7 NOTICES. Any notice, demand, or request with respect to this Agreement shall be in writing and shall be effective only if it is delivered by a courier service that confirms delivery in writing, or mailed, certified or registered mail, postage prepaid, return receipt requested, and in each case addressed to the parties at the addresses set forth in paragraph 1, and in the case of TITANIUM, to the attention of the Chief Executive Officer, and in the case of RESELLER to the Contact Person as identified on the Term Sheet. Such communications shall be effective when they are received. Any party may change its address for such communications by giving notice thereof to the other party in conformity with this Section.

14.8 FOREIGN RESHIPMENT LIABILITY. THIS AGREEMENT IS EXPRESSLY MADE SUBJECT TO ANY LAWS, REGULATIONS, ORDERS OR OTHER RESTRICTIONS ON THE EXPORT FROM HONG KONG OF TECHNICAL INFORMATION, SOFTWARE OR INFORMATION ABOUT SUCH SOFTWARE WHICH MAY BE IMPOSED FROM TIME TO TIME BY THE H.K.S.A.R. GOVERNMENT. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, RESELLER AGREES THAT IT WILL NOT EXPORT OR RE-EXPORT, DIRECTLY OR INDIRECTLY, ANY TECHNICAL INFORMATION, SOFTWARE OR INFORMATION ABOUT SUCH SOFTWARE TO ANY COUNTRY FOR WHICH SUCH GOVERNMENT OR ANY AGENCY THEREOF REQUIRES AN EXPORT LICENSE OR OTHER GOVERNMENTAL APPROVAL AT THE TIME OF EXPORT OR RE-EXPORT WITHOUT FIRST OBTAINING SUCH LICENSE OR APPROVAL.

14.9 PUBLICITY. Neither party will disclose to third parties, other than its agents and representatives on a need-to-know basis, the terms of this Agreement or any exhibits hereto without the prior written consent of the other party, except (i) either party may disclose such terms to the extent required by law;
(ii) either party may disclose the existence of this Agreement, (iii) either party may disclose such terms to the extent necessary in connection with the due diligence review of such party by potential business partners, investors or acquirers, or investment bankers, to such persons and to their employees, agents, attorneys and auditors; and (iv) either party shall have the right to disclose that RESELLER is a participant in the Program and a RESELLER of the Products.

14.10 NO WAIVER. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

14.11    COUNTERPARTS.   This   Agreement   may  be  executed  in  one  or  more
counterparts, each of which will be deemed an original, but which collectively will constitute one and the same instrument.

14.12 DUE AUTHORIZATION. RESELLER hereby represents and warrants to TITANIUM that the individual executing this Agreement on behalf of RESELLER is duly authorized to execute this Agreement on behalf of RESELLER and to bind RESELLER hereby.

14.13 CHOICE OF LANGUAGE. The original of this Agreement has been written in English. RESELLER waives any right it may have under the law of any jurisdiction to have this Agreement written in the language of such jurisdiction or any other language.

                        ## END OF TERMS AND CONDITIONS ##

Rev 06012003                              TITANIUM _______  RESELLER _______

                                    EXHIBIT A

                         RESELLER/DISTRIBUTOR PRICE LIST

                      THE FOLLOWING PRICE LIST IS ATTACHED:

1)       PROACCESS FACEOK
-------------------------------------------------------------------------------------------------------
PRODUCT CODE          DESCRIPTION                               LIST PRICE (US$)     DISTRIBUTOR PRICE
                                                                                           (US$)
-------------------------------------------------------------------------------------------------------
PAC-FOKP300           ProAccess FaceOK - Professional                       89.00                30.00
-------------------------------------------------------------------------------------------------------
PAC-FOKE300           ProAccess FaceOK - Enterprise                        119.00                40.00
-------------------------------------------------------------------------------------------------------

2)       PROGUARD
-------------------------------------------------------------------------------------------------------
PRODUCT CODE            DESCRIPTION                             LIST PRICE (US$)     DISTRIBUTOR PRICE
                                                                                           (US$)
-------------------------------------------------------------------------------------------------------
PGD-DE300               ProGuard Detector                                5,400.00             3,402.00
-------------------------------------------------------------------------------------------------------
PGD-BU300               ProGuard Builder                                 4,400.00             2,772.00
-------------------------------------------------------------------------------------------------------
PGD-SG300               ProGuard Storage                                 4,400.00             2,772.00
-------------------------------------------------------------------------------------------------------
PGD-MA300               ProGuard Matcher                                11,715.00             7,380.00
-------------------------------------------------------------------------------------------------------
PGD-DB300-01K           ProGuard DB 1,000-Image                          4,228.00             2,664.00
-------------------------------------------------------------------------------------------------------
PGD-DB300-05K           ProGuard DB 5,000-Image                         14,078.00             8,869.00
-------------------------------------------------------------------------------------------------------
PGD-DB300-10K           ProGuard DB 10,000-Image                        25,343.00            15,966.00
-------------------------------------------------------------------------------------------------------
PGD-DB300-30K           ProGuard DB 50,000-Image                        50,220.00            31,638.00
-------------------------------------------------------------------------------------------------------

















Rev 06012003                              TITANIUM _______  RESELLER _______